UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

GOLDEN MATRIX GROUP, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On August 30, 2024, Golden Matrix Group, Inc. (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) and form of proxy relating to the solicitation of proxies by the Company in connection with its 2024 Annual Meeting of Stockholders to be held on October 7, 2024. On September 11, 2024, the Company filed a Current Report on Form 8-K announcing certain management changes that occurred after the filing of the Proxy Statement (the “Form 8-K”). The information included in the Form 8‑K under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” supplements certain information in the Proxy Statement and should be read in conjunction therewith.

Except as supplemented herein, all information in the Proxy Statement remains accurate and should be considered in casting your vote before or at the Annual Meeting.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2024

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 S. Lindell Road, Suite D131

Las Vegas, NV89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 9, 2024, Mr. Omar Jimenez and Golden Matrix Group, Inc. (the “Company”, “we” and “us”) agreed to mutually terminate the services of Mr. Jimenez as Chief Financial Officer (Principal Financial/Accounting Officer) and Chief Compliance Officer of the Company, effective the same date, and entered into a Separation and Release Agreement (the “Separation Agreement”).

Under the Separation Agreement, the Company agreed to pay Mr. Jimenez (a) $50,000; and (b) reimburse Mr. Jimenez for $1,025 of prior business expenses (collectively, (a) and (b), the “Severance Payment”). The Severance Payment is required to be paid within 10 days of the parties entry into the Separation Agreement. Under the Separation Agreement, Mr. Jimenez provided a customary general release to the Company, the Company provided a release to Mr. Jimenez, subject to certain exceptions, and Mr. Jimenez also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company.

The foregoing summary of the Separation Agreement is a summary only and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference in its entirety.

On September 9, 2024, and effective on September 9, 2024, the Board of Directors appointed Weiting ‘Cathy’ Feng, the Company’s Chief Operating Officer and director, as Chief Financial Officer (Principal Accounting/Financial Officer) of the Company, to fill the vacancy left by Mr. Jimenez’s departure. Ms. Feng’s biographical information is set forth in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on August 30, 2024 (the “Proxy Statement”), under the heading “Board of Directors—Director Nominees”, and is incorporated by reference herein. Ms. Feng is also party to an Employment Agreement with the Company, which is described in greater detail in the Proxy Statement under the heading “Executive Compensation—Employment and Consulting Agreements—Employment Agreement with Ms. Weiting ‘Cathy’ Feng”, and is incorporated by reference herein.

There are no arrangements or understandings between Ms. Feng and any other person pursuant to which Ms. Feng was selected to serve as an officer of the Company, nor is Ms. Feng  a party to any material plan, contract or arrangement (whether or not written) with the Company or a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S‑K, other than the Employment Agreement (discussed above), and except as discussed in the Proxy Statement under “Certain Relationships and Related Transactions”. There are no family relationships between any director or executive officer of the Company, including Ms. Feng.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Separation and Release Agreement, effective September 9, 2024, by and between Golden Matrix Group, Inc. and Omar Jimenez
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: September 11, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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